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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 14, 2005.

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

000-26110

    13-3124057

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

4480 Cote de Liesse Nuite 355 Montreal Quebec Canada

H4N 2R1

                 (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (514) 731-5552

(Former Name or Former Address if Changed Since Last Report)

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

.

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

(1)  Previous Independent Accountant

(i)

On January 14, 2005, the Registrant’s independent auditor, Bennett Thrasher PC (“Bennett Thrasher”) resigned as its independent auditor.

(ii)

The accountant’s reports of Bennett Thrasher as of and for the year ended 2003 did not contain any adverse opinion or disclaimer of opinion, but were qualified as to the uncertainty of the Company’s ability to continue as a going concern.

(iii)

The Board of Directors has accepted the resignation of Bennett Thrasher.

(iv)

During the fiscal year ending November 30, 2003, and during the subsequent interim period through the date of the resignation, there were no disagreements with Bennett Thrasher on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

(v)

Bennett Thrasher has not advised the Company of any events described in paragraph (B) of Regulation S-B Item 304(a)(1)(iv).

        (2)

New Independent Accountants

The Registrant engaged Stark Winter Schenkein & Co., LLP as its independent auditors to provide the requisite audit services for the Company. This firm commenced its engagement effective January 19, 2005 as requested and approved by the Company’s Board of Directors.  The Registrant did not consult with Stark Winter Schenkein & Co., LLP on any matter at any time prior to the engagement.

       (3)  See attached letter from Bennett Thrasher filed as Exhibit 16.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

16.1

Letter of resignation from former independent auditor

16.2

Letter by the former independent auditor in connection with the disclosure under Item 4.01 of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 26, 2005

VIROPRO, INC.

/s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)